EXHIBIT 99.1

American Resources Corporation Expands Non-Dilutive, Growth-Driven Credit Facility for Its American Carbon Division

$15 million credit facility provides access to non-dilutive, growth capital to further expand revenues and cashflow

Provides company operational and strategic flexibility to expand production and maximize margins that can be drawn upon at the discretion of management

August 22, 2022 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / August 22, 2022 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced that it, along with its wholly-owned subsidiary American Carbon LLC, has expanded a non-dilutive, traditional asset backed credit line of $15 million that can be drawn against for growth initiatives.

Kirk Taylor, Chief Financial Officer of American Resources Corporation commented, “We are excited to be able expand this non-dilutive capital source that can be drawn upon for additional growth initiatives at our American Carbon division. It is important for our business lines to be set up to run independently as we embark on our growth-driven initiatives at both American Carbon and ReElement Technologies, and these financing structures enable us to do this while also being opportunistic on our growth opportunities. Having this flexible capital in place also enables American Resources, as a whole, to opportunistically enact certain valuation creation initiatives that our specialty committee evaluates.”

The expanded credit facility, with the Company’s existing lender Maxus Capital Group, is a traditional equipment loan secured by certain equipment of the Company American Carbon division.  The equipment loan allows the Company to draw up to $15 million and carries a 36-month term. Based on a full lease facility advance, it is anticipated the equipment loan will bear an effective initial interest rate of approximately 14.48% over the term of the loan. Furthermore, with separate financing facilities at both the ReElement Technologies and American Carbon subsidiaries, American Resources has further financial flexibility to execute on select value creation initiatives that the Company’s recently announced special committee believes are beneficial.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

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About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain.  American Rare Earth has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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